UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2010

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 9, 2010, NMT Medical, Inc. (the “Company”) received a notification from the The NASDAQ Stock Market (“Nasdaq”) providing notification that, following the recent resignation of Mr. James J. Mahoney Jr. from all of his positions on the Board of Directors of the Company, including in his capacity as a member of the Company’s Audit Committee, the Company no longer complies with Nasdaq’s audit committee listing requirements as set forth in Listing Rule 5605.

However, in accordance with Listing Rule 5605(c)(4)(A), Nasdaq has provided the Company with a cure period in order to regain compliance (i) until the earlier of the date that coincides with the Company’s next annual shareholder’s meeting or August 25, 2011 or (ii) if the next annual shareholders’ meeting is held before February 22, 2011, no later than February 22, 2011.

Nasdaq will also make available public notice of the Company’s non-compliance in accordance with its customary practice.

The Company has not yet determined what action, if any, it will take in response to this notice. The Company disclaims any intention or obligation to update this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: September 13, 2010	By:	/S/ RICHARD E. DAVIS
Chief Executive Officer

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